EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 27, 2008, accompanying the financial statements and schedule incorporated by reference in the Annual Report of Argon ST, Inc. 401(k) Profit Sharing Plan on Form 11-K for the year ended September 30, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Argon ST, Inc. 401(k) Profit Sharing Plan on Form S-8 (File No. 333-132174).
Grant Thornton LLP
McLean, Virginia
March 27, 2008